EXHIBIT 1.1

                         THE COMPANIES ACTS 1931 to 2004

                                   ISLE OF MAN

                       A PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               GAMING VENTURES plc

1.   The name of the Company is:-

     GAMING VENTURES plc

2.   The Company is a public company.

3.   The liability of the members is limited.

4. Restrictions, if any, on the exercise of the rights, powers and privileges of the Company:-

     None unless and until decided upon by Special Resolution of the Company in accordance with Section 6 of the Companies Act 1986.

5. The Share Capital of the Company is (pound)5500 divided into 55,000,000 Ordinary shares of (pound)0.0001 each.

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We, the subscribers to this memorandum of association

(a)  wish to be formed into a Company pursuant to this memorandum;

(b)  agree to take the number of shares shown opposite our names;

(c) declare that all the requirements of the Companies Acts 1931 to 2004 in respect of matters relating to registration and of matters precedent and incidental thereto have been complied with.


Name and address                                                    Number of
of subscribers                     Signature                        Shares Taken
--------------                     ---------                        ------------

[o]

[o]


Dated this                day of   July 2006

Witness to the above signatures


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